Exhibit 99.1

NEWS RELEASE	FEBRUARY 1, 2013
OTC: QB WSHE	For Immediate Release

IMPORTANT NOTICE TO SHAREHOLDERS
E-Debit Global Corporation Restricted Stock Units lock-up expires on February 14, 2013

Calgary, Alberta – E-Debit Global Corporation (“E-Debit”) announces the release of a significant number of Restricted Stock Units under Rule 144 upon the expiration of the “lock-up” period on February 14, 2013.

Announcement:

“Lock-up expirations are significant corporate events especially when it represents 59% of the issued and outstanding shares of the company.” advised Douglas Mac Donald, E-Debit’s President and CEO.

“The restricted shares were issued as a result of a debt settlement stock conversion of $145,000 in cash advanced loans to E-Debit subsidiaries particularly Westsphere Systems Inc. E-Debit’s financial transaction processing ‘Switch” by two long-time shareholder investors 101105607 Saskatchewan Ltd. and Sundance Gold Ltd. and $90,000 payment of Investor Relations fees related to services rendered and to be rendered by E-Debit contracted Investor Relations firm Open Waters Investment Inc.  The debt conversion was converted at $0.001 per share being greater than the previous five day average closing trading price as authorized by the Board of Directors on August 10, 2012.  All three parties are holders of more than 10% of
E-Debit’s common stock.”

“While the number of shares is considerable there is no issue related to change of control of the company as a result of E-Debit’s Board of Directors vote of the Company’s preferred share position and I would encourage a review of E-Debits Form 10-Q filing for the period ended 9/30/2012 which can be assessed through our SEC filings available on the front page of our website and particularly in Note 13 on pages 19 and 20 of our quarterly report.” added Mr. Mac Donald.

“Further reductions of corporate debt for share conversion will be assessed by the Board on case by case basis upon receipt of request for conversion.”  Mr. Mac Donald stated.

About E-Debit Global Corporation
E-Debit Global Corporation (WSHE) is a financial holding company in Canada at the forefront of debit, credit and online computer banking.  Currently, the Company has established a strong presence in the privately owned Canadian banking sector including Automated Banking Machines (ABM), Point of Sale Machines (POS), Online Computer Banking (OCB) and E-Commerce Transaction security and payment.  E-Debit maintains and services a national ABM network across Canada and is a full participating member of the Canadian INTERAC Banking System.

Financial Profile:

•	CAPITALIZATION: 10,000,000,000 COMMON SHARES WITH NO PAR VALUE
•	SHARES ISSUED: Common – 320,046,834
•	: Voting Preferred – 81,518,410
•	For further details, please refer to WSHE website
•	WSHE Symbol OTCBB
•	Transfer Agent: Holladay Stock Transfer Inc.
•	2939 North 67th Place
•	Scottsdale, Arizona 85251

DISCLAIMER
Forward-Looking Statements: This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.  Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the underlying assumptions related to the events outlined in this news release proving to be inaccurate or unrealized, events impacting the likelihood and timing of the completion of the events outlined, such as regulatory approvals, and the Company’s ability to exploit the payment platform and other assets and execute on its strategy to develop and issue new and enhanced payment products and services and increase the Company’s revenues from such products and services.

For further information, please contact

E-Debit Global Corporation
E-Debit website: edebitglobal.com